GUARANTY


         IN CONSIDERATION of and in order to induce Bloomington Center Associates, LLC, a Michigan limited liability company ("BCA"), to enter into an Operating Agreement (the "Operating Agreement") regarding the formation and operation of All Night Auto of Bloomington/Normal, LLC, a Michigan limited liability company (the "Company"), and to make certain capital contributions to the Company, Midnight Holdings Group, Inc. ("MHG"), Nicholas Cocco ("Cocco") and Richard Pulford ("Pulford") (each MHG, Cocco and Pulford are hereinafter collectively referred to as the "Guarantors"), hereby covenant and agree with BCA as follows:

         1. Guarantors, jointly and severally, unconditionally guaranty to BCA the full and prompt payment when due of the entire "Put Purchase Price" (as hereinafter defined) to be paid by the Class B Member (as defined in the Company's Operating Agreement) of the Company to BCA pursuant to Sections 6.5 through 6.8 of the Company's Operating Agreement. BCA may have immediate recourse against Guarantors for the full and immediate payment of the Put Purchase Price, or any part thereof, which has not been paid in full when due in accordance with Section 6.8 of the Company's Operating Agreement; provided, however, that the Guarantors acknowledge and agree that MHG shall be primarily liable on this Guaranty and that BCA shall be entitled to first seek collection against MHG under this Guaranty without first or ever pursuing collection against Cocco or Pulford.

         2. The term "Put  Purchase  Price"  shall have the meaning set forth in
Section 6.7 of the Company's Operating Agreement.

         3. This is a guarantee of payment and not of collection, and Guarantors agree that BCA shall not be obligated prior to seeking recourse against or receiving payment from Guarantors, to do any of the following (although the Investor may do so, in whole or in part, at its sole option), the performance of which are hereby unconditionally waived by Guarantor.

            a. Take any steps to collect the Put Purchase Price from the Class B Member or to file any claim of any kind against Guarantors or the Class B Member; or

            b. Take any steps to enforce, accept, or perfect BCA's interest in, foreclose upon, or realize on any collateral security for the payment of the Put Purchase Price or any other guaranty of the Put Purchase Price; or

            c. In any other respect exercise any diligence whatever in collecting or attempting to collect the Put Purchase Price by any means.

         4. Guarantors' liability for payment of the Put Purchase Price shall be absolute and unconditional, and nothing except final and full payment to BCA of the entire Put Purchase Price shall operate to discharge Guarantors' liability under this Guaranty. Accordingly, Guarantors unconditionally and irrevocably waive each and every defense which under principles of guaranty or suretyship law would otherwise operate to impair or diminish the liability of Guarantors for the Put Purchase Price. Without limiting the generality of the foregoing waiver,

Guarantors agree that none of the following acts, omissions, or occurrences shall diminish or impair the liability of Guarantors in any respect (all of which acts, omissions or occurrences may be done without notice to Guarantors):

            a.    Any   extension,    modification,    indulgence,   compromise,
                  settlement, or variation of any of the terms of the payment of the Put Purchase Price; or

            b. The discharge or release of any obligations of the Class B Member or of any other person now or hereafter liable for the payment of the Put Purchase Price by reason of bankruptcy or insolvency laws or otherwise; or

            c. The acceptance or release by BCA of any collateral security or any other Guaranty, or any settlement, compromise or extension with respect to any collateral security or other Guaranty; or

            d. The making of demand, or absence of demand, for payment of the Put Purchase Price, or giving, or failing to give, any notice of dishonor or protest, or any other notice.

         5. Guarantors further unconditionally and irrevocably waive:

            a. All rights Guarantors may have, at law or in equity, to seek or claim subrogation, contribution, indemnification, or any other form of reimbursements from the Class B Member by virtue of any payment(s) made to BCA under this Guaranty or otherwise until the Put Purchase Price shall have been fully and finally paid;

            b.    Any acceptance of this Guaranty;

            c. Any notice of the disposition of any collateral security and any right to object to the commercial reasonableness of the disposition of any such collateral security; and

            d. Any defenses related to the validity or enforceability of any documentation executed by the Class B Member or by Guarantors in connection with payment of the Put Purchase Price.

         6. Guarantors acknowledge and agree with BCA that if BCA shall at any time be required to return or restore to the Class B Member or to any trustee in bankruptcy, any payment(s) made of the Put Purchase Price, this guaranty shall continue in full force and effect or shall be fully reinstated as the case may be, and Guarantors' obligation to BCA under this guaranty shall be increased by the amount of any such payment(s) of the Put Purchase Price as BCA shall be obliged to return or restore.

         7. This Guaranty shall inure to the benefit of BCA and its successors and assigns, including any member of BCA upon the liquidation of BCA.

         8. This Guaranty shall be binding upon Guarantors and their successors and assigns. This Guaranty may not be terminated by any act of the Guarantor, and shall continue in full force and effect for so long as any obligation for the payment of the Put Purchase Price remains outstanding.

         9. This Guaranty and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of Michigan, and Guarantors consent to both jurisdiction and venue in Michigan courts.

         10. This Guaranty constitutes Guarantors' entire agreement with BCA, and there are no other agreements, either written or oral, which modify or supplement Guarantors' said agreement(s) with BCA. Guarantors acknowledge and agree with BCA that this Guaranty cannot be modified or amended in any respect except by an additional writing signed by the Guarantors and BCA.

         11. Guarantors acknowledge and agree that in the event either Cocco or Pulford shall be obligated to pay any portion of the Put Purchase Price hereunder, MHG shall be required to contribute and reimburse to Cocco or Pulford one hundred percent (100%) of the amount paid by Cocco or Pulford. In such event neither Cocco nor Pulford shall be entitled to or obligated for any contribution or reimbursement to the other for any amount of the Purchase Price paid by Cocco or Pulford. In the event MHG is obligated to pay all or any portion of the Put Purchase Price, neither Cocco nor Pulford shall be obligated to contribute towards or reimburse MHG for any portion of the Put Purchase Price paid by MHG and MHG will not seek such contribution or reimbursement from Cocco or Pulford.

         12. This Guaranty may be executed in any number of counterparts and/or telefacsimile each of which shall be deemed a valid original, but which together shall constitute a single instrument.


Dated: October 20, 2006                        GUARANTORS:


                                               /s/ Nicholas Cocco
                                               ---------------------------------
                                               Nicholas Cocco

                                               /s/ Richard Pulford
                                               ---------------------------------
                                               Richard Pulford

                                               Midnight Holdings Group, Inc.
                                               a Delaware corporation

                                               By: /s/ Nicholas Cocco
                                                   -----------------------------
                                                        Nicholas Cocco
                                               Its:     CEO and Chairman